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TO:  Premis Corporation
     15301 Highway 55 West
     Plymouth, MN 55447


                              UNDERTAKING OF ROBERT FERGUSON


     1. NONDISCLOSURE COVENANT. Robert Ferguson ("Ferguson") hereby covenants and agrees that he will not, at any time during a period of five years from the date of this Undertaking, reveal, divulge or make known to any person or entity (other than REF or its Affiliates as defined below), any information that relates to the business of REF or its Affiliates or the reasonably foreseeable business of REF or its Affiliates, including but not limited to, customer lists or other customer information, trade secrets, formulas, marketing plans or proposals, financial information or any observations, data, written material, records or documents used by or relating to the business of REF or its Affiliates which are at the time of any such disclosure, of a confidential nature (collectively, the "Confidential Information"), absent written consent from REF. "Confidential Information" includes any such information whether or not such information was developed, devised or otherwise created in whole or in part by the efforts of Ferguson, unless such information is a matter of public knowledge except as a result of unauthorized disclosure to the general public knowledge except as a result of unauthorized disclosure to the general public by Ferguson or is required by law to be disclosed by REF or Ferguson. Upon termination of his employment with REF, Ferguson agrees to leave with REF all records of Confidential Information in his possession, whether prepared by Ferguson or others and whether originals or copies.

     The term "Affiliates" as used in this Undertaking means: (i) any subsidiary of REF or Premis Corporation; and (ii) any division of REF, any subsidiary of REF, or any division of Premis Corporation or any subsidiary of Premis Corporation.

     2. NONCOMPETE COVENANT. In consideration of the consideration provided in the Stock Purchase Agreement for a period expiring five years from the effective date of this Undertaking, Ferguson shall not, directly or indirectly, whether as principal, shareholder, agent, partner or otherwise, alone or in association with any other persons or entity (other than REF or its Affiliates), own, manage, control, operate, be employed by or an agent for, participate in, or be connected in any manner with the ownership, management, operation or control of any business which develops, manufactures, or sells products or processes which are the same as or similar to, or which compete with, those developed, manufactured, or sold by REF or its Affiliates. Notwithstanding the foregoing, Ferguson may engage in any aspect of the business of point of sale and other computer software related solely to golf courses and golfing ventures in general.

     3. NONINTERFERENCE COVENANT. Ferguson covenants and agrees that for a period expiring five years from the effective date of this Agreement, Ferguson will not, whether for his own account or for the account of any other person or entity (other than REF or its Affiliates),


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induce or attempt to induce any person who is during that period an employee of
REF or its Affiliates to terminate such person's employment relationship with REF or its Affiliates. Ferguson further covenants and agrees that for the same period he will not solicit or attempt to solicit, for the purpose of developing, manufacturing, or selling any product or process which is the same as or similar to any product or process being developed, manufactured or sold by REF or its Affiliates, to any customer of REF or its Affiliates.

     4. REMEDIES. In the event of any breach of the provisions of 1, 2 or 3 above by Ferguson, REF or its Affiliates shall be entitled to all rights and remedies available at law or in equity, including without limitation, the right to obtain damages for such breach or nonadherence, the right to enjoin Ferguson or any person or entity in breach or nonadherence, and to remedy the activities which constitute such breach or nonadherence.

     5. ASSIGNMENT. The obligations and rights of REF under this Undertaking shall be binding and inure to its benefit and the benefit of its Affiliates, successors and assigns without the consent of Ferguson.

     6. MODIFICATION. This Undertaking contains the entire agreement between the parties with respect to the transactions contemplated herein and shall not be modified except by an instrument in writing signed by both Ferguson and REF.

     7. CONSIDERATION. This Undertaking is provided as part of the transaction contemplated by a Stock Purchase Agreement of even date between Premis Corporation as Buyer and Ferguson and others as Sellers.


Dated:  _____________, 1996
                                        ------------------------------
                                        Robert Ferguson


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